[FORM OF SPLIT-DOLLAR INSURANCE AGREEMENT]


     THIS AGREEMENT is made and entered into as of this ____ day of ________, _____, by and between WESTERN RESOURCES, INC., a Kansas corporation (hereinafter referred to as the "Corporation"), and (hereinafter referred to as the "Executive").

     WHEREAS, the Executive is employed by the Corporation; and

     WHEREAS, the Executive wishes to provide life insurance protection for his family in the event of his death under a policy of life insurance insuring his life (hereinafter referred to as the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which is being issued by Transamerica Occidental Life Insurance Company (hereinafter referred to as the "Insurer"); and

     WHEREAS, the Corporation is willing to provide an additional employment benefit for the Executive, on the terms and conditions hereinafter set forth, and

     WHEREAS, the Corporation desires to grant to the Executive the right to designate the beneficiary of a certain portion of the death proceeds of the Policy and certain other rights based on a portion of the Policy death proceeds;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

     1. Purchase of Policy. The Corporation shall purchase the Policy from the Insurer as shown on Exhibit A. The parties hereto agree that they shall take all necessary action to cause the Insurer to issue the Policy and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement.

     2. Ownership of Policy. The Corporation shall be the sole and absolute owner of the Policy, may designate the beneficiary of an amount of the death benefits to which it is entitled under Section 9.a of this Agreement, and may exercise all other ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

     3. Executive's Designation of Beneficiary. The Corporation hereby grants to the Executive the right to designate the beneficiary or beneficiaries to receive a portion of the Policy death benefit provided in the second sentence of Section 9.a of this Agreement and the Executive may designate such beneficiary or beneficiaries by specifying the same in a written notice to the Corporation. Upon receipt of any such notice, the Corporation shall execute and deliver to the Insurer the forms necessary to designate the requested person, persons or entity as the beneficiary or beneficiaries to receive such portion of the death benefit. The parties hereto agree to take all action necessary to cause the beneficiary designation provisions of the Policy to conform to the provisions hereof. The Corporation shall not terminate, alter or amend such designation without the express written consent of the Executive.

     4. Corporation's Designation of Policy Beneficiary/Endorsement. Contemporaneously with the purchase of the policy or the execution of this Agreement, the Corporation has executed a beneficiary designation as Exhibit B for and/or an endorsement to the Policy, under the form used by the Insurer for such designations or endorsements, in order to secure the Corporation's recovery of the amount to which it is entitled under Section 9.a of this Agreement, and, if appropriate, to provide for the payment of any remaining death proceeds to the beneficiaries directed by the Executive. Such beneficiary designation or endorsement with respect for any death benefit with respect to which the Executive may designate the beneficiaries shall not be terminated, altered or amended by the Corporation without the express written consent of the Executive. The parties hereto agree to take all action necessary to cause such beneficiary designation or endorsement to conform to the provisions of this Agreement.

     5. Payment of Premiums. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Executive evidence of timely payment of such premium. The Corporation shall annually furnish the Executive a statement of the amount of income reportable by the Executive for federal and state income tax purposes as a result of the insurance protection provided pursuant to the Policy, which amount shall include any amount required to "gross-up" such tax liabilities.

     6. Limitations on Corporation's Rights in Policy. Except as otherwise provided herein, the Corporation shall not surrender or cancel the Policy, change the beneficiary designation provision thereof with respect to any death benefit with respect to which the Executive may designate the beneficiaries, nor terminate any dividend election, if applicable, thereof without, in any such case, the express written consent of the Executive.

     7. Policy Loans. The Corporation may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party. The amount of such loan, including accumulated interest thereon, shall not exceed the cash surrender value of the Policy (as defined therein) as of the date to which premiums have been paid. Interest charges on such loan shall be paid by the Corporation. If the Corporation so encumbers the Policy, other than by a policy loan from the Insurer, then, upon the death of the Executive, the Corporation shall promptly take all action necessary to secure the release or discharge of such encumbrance.

[The following section is applicable to certain Participants:

     8. Executive's Right To Sell Policy Interest to Corporation. The Corporation hereby grants to the Executive beginning on the earlier of (i) three
(3) years from the date of the policy, or (ii) the first day of the calendar year next following the date of Executive's retirement as defined in the Western Resources Inc. Executive Salary Continuation Plan dated July 17, 1996, the right, from time-to-time and in whole or in part, to offer to the Corporation and the Corporation shall purchase his interest in the death benefit under the policy at a discount equal to one dollar ($1) for each one and a half dollars ($1.50) of the then applicable death benefit of the policy with respect to which the Executive then has the right to designate or direct the beneficiaries (the Base Amount) and which Executive offers to the Corporation under this Section 8, as adjusted below; provided, however, the Executive's right to sell his interest in the policy shall be exercisable only upon the condition that Executive is a shareholder of the Corporation on the date of such sale. The parties hereto agree to take all action necessary to cause the beneficiary designation and any endorsement to reflect any such sale and purchase. The payment provided above in this Section 8 shall be adjusted based on changes in total shareowner return (i.e. the difference between the average of the daily closing prices of Corporation common stock on the New York Stock Exchange for the twenty days ending June 3, 1998 and the average of such daily closing prices for the twenty days ending on the date of the offer by Executive, plus shareholder distributions, other than return of capital, from June 3, 1998. For each percentage change in total shareowner return, the dollar amount of the payment shall change in the same direction by one percent; provided, that such adjustment shall not result in a payment to the Executive that exceeds one dollar ($1) for each one dollar ($1) of the Base Amount, or less than one dollar ($1) for each two dollars ($2) of the Base Amount and provided further, that in no event shall the aggregate of all payments exceed the Executive's Base Amount on the date hereof. The Executive's rights under this Section 8 shall terminate at the time of the death of the Executive to the extent it has not been exercised before that time. In the event that any dividend in Corporation common stock, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or stock exchange, or other similar corporate transaction or event, affects the Corporation common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Executive under this Section 8, then the Corporation shall make such changes or adjustments to the calculation of shareowner return as may be necessary or appropriate and, in such manner as it may deem equitable.]

     9.   Collection of Death Proceeds.

          a. Respective Portions of Death Benefit. Upon the death of the Executive, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the sum of (1) greater of (i) the total amount of the premiums paid by it hereunder or (ii) the then cash surrender value of the Policy, reduced in either case by any indebtedness against the Policy existing at the death of the Executive (including any interest due on such indebtedness). plus (2) the amount of death benefit transferred to the Corporation by the Executive under Section 8 of this Agreement. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Corporation at the direction of the Executive, in the manner and in the amount or amounts provided in any beneficiary endorsement or the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Executive. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Corporation at the direction of the Executive, until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

          b. Collecting Death Benefit. Upon the death of the Executive, the Corporation shall cooperate with the beneficiary or beneficiaries designated by the Executive to take whatever action is necessary to collect the death benefit provided under the Policy. When such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

          c. Premium Refunds. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Executive and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Executive's beneficiary or beneficiaries shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.

     10. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Corporation and filed with the Insurer in connection herewith.

     11. Assignment by Executive. Notwithstanding any provision hereof to the contrary, the Executive shall have the right to absolutely and irrevocably assign by gift all or any part of his right, title and interest in and to this Agreement and in and to the Policy to an assignee. This right shall be exercisable by the execution and delivery to the Corporation of a written assignment. Upon receipt of such written assignment executed by the Executive and duly accepted by the assignee thereof, the Corporation shall consent thereto in writing, and shall thereafter treat the Executive's assignee as the sole owner of all of the Executive's right, title and interest in and to this Agreement and in and to the Policy. Thereafter, the Executive shall have no right, title or interest in and to this Agreement or the Policy, all such rights being vested in and exercisable only by such assignee.

     12.  Named Fiduciary/Claims Procedure.

          a. Named Fiduciary. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

               b.   ERISA Claims Procedure.

               (1) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the General Counsel of the Corporation at its then principal place of business.

               (2) Claim Decision. Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

                    If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.

               (3) Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the General Counsel of the Corporation review the determination of the Corporation. Such request must be addressed to the General Counsel of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation's determination by the General Counsel of the Corporation within such sixty (60) day period, he or she shall be barred and estopped from challenging the Corporation's determination.

               (4) Review of Decision. Within sixty (60) days after the General Counsel's receipt of a request for review, he or she will review the Corporation's determination. After considering all materials presented by the Claimant, the General Counsel will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the General Counsel will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

               (5) Enforcement of Rights. Western shall pay on a current basis, as billed, all fees, costs and expenses (including, without limitation, attorneys and expert fees and expenses) reasonably incurred by the Executive, his heirs and assigns, for the purpose of investigating, asserting or enforcing any right hereunder, whether by the above claim procedures, through litigation or otherwise.

     13. Amendment. This Agreement may not be terminated, amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, except as otherwise stated in this Agreement.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Executive, and his successors, assigns, heirs, executors, administrators and beneficiaries.

     15. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

     16. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Kansas.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.


                                   WESTERN RESOURCES, INC.


__________________________              By
Witness                                 ________________________________

                                             "Corporation"



--------------------------              ------------------------------------
Witness
                                             "Executive"